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                                                                    EXHIBIT 16.1


                         [DELOITTE & TOUCHE LETTERHEAD]


September 18, 2000


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Texas Petrochemicals LP, formerly Texas Petrochemicals Corporation, dated September 18, 2000 except for item (iii) in the last sentence of the first paragraph as to which we have no basis to agree or disagree.

Yours truly,

/s/ DELOITTE & TOUCHE LLP